Exhibit 10.23

UNSECURED PROMISSORY NOTE   Promissory Note   Speedemissions, Inc. (a Florida corporation) agrees to pay Thomas Chorba, located at PO Box 421262 , Houston, Texas 77242, the sum of $56,000.00 by December 31, 2015. This amount represents a principal loan of $50,000.00 U.S. Dollars made by Thomas Chorba to Speedemissions, Inc., and 12% Interest on the principal sum totaling $6,000.00 during the term of the Promissory Note.   Speedemissions will pay make 18 monthly payments in the amount of $3,111.11 commencing  on the 1st of July, 2014 an  continuing until this Note is paid in full.  The parties hereby indicate by their signatures below that they have read and agree with the terms and conditions of this agreement.   /s/ Rich Parlontieri  SPEEDEMISSIONS, INC,  Rich Parlontieri, President/CEO   /s/ Thomas Chorba Thomas Chorba  DATE: 5/29/2014